      As filed with the Securities and Exchange Commission on June 6, 2003

                                                           REGISTRATION NO.333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------
                         GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                   42-1283895
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

     110 NORTH WACKER DRIVE
       CHICAGO, ILLINOIS                                 60606
     (Address of Principal                            (Zip Code)
       Executive Offices)


                         GENERAL GROWTH PROPERTIES, INC.
                            2003 INCENTIVE STOCK PLAN
                            (Full title of the plan)

                               MR. JOHN BUCKSBAUM
                             CHIEF EXECUTIVE OFFICER
                         GENERAL GROWTH PROPERTIES, INC.
                             110 NORTH WACKER DRIVE
                             CHICAGO, ILLINOIS 60606
                     (Name and address of agent for service)

                                 (312) 960-5000
          (Telephone number, including area code, of agent for service)

                                 with copies to:

                              BANSARI M. SHAH, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                             CHICAGO, ILLINOIS 60602
                                 (312) 269-8000

                           ---------------------------
                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                                          PROPOSED
                                                                      PROPOSED            MAXIMUM
      TITLE OF SECURITIES                        AMOUNT TO BE     MAXIMUM OFFERING    AGGREGATE OFFERING       AMOUNT OF
     TO BE REGISTERED (1)                       REGISTERED (2)    PRICE PER SHARE (3)     PRICE (3)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
    Common Stock (par value $.10 per share).....  3,000,000            $57.96          $173,880,000         $14,067
==========================================================================================================================

(1) The shares of common stock, $.10 par value per share (the "Common Stock"), being registered hereby include associated preferred share purchase rights, which attach to and trade with the shares of Common Stock.
(2) Pursuant to Rule 416 of the Securities Act of 1933, such amount also covers such additional number of shares as may be required in the event of a stock dividend, stock split, recapitalization or other similar event.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) of the Securities Act of 1933 and based on the average of the high and low prices of a share of Common Stock as reported on the New York Stock Exchange on May 30, 2003.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have been filed by General Growth Properties, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference and are made a part hereof:

         (a) Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 14, 2003.

         (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed with the Commission on May 9, 2003.

         (c)  Current Report on Form 8-K dated April 28, 2003.

         (d) The portions of the Company's Proxy Statement for its 2003 Annual Meeting of Stockholders that have been incorporated by reference into the Company's Annual Report on Form 10-K.

         (e) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A which was filed with the Commission on January 12, 1993, pursuant to Section 12(b) of the Exchange Act.

         (f) The description of the Company's Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A which was filed with the Commission on November 18, 1998, pursuant to Section 12(b) of the Exchange Act.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Certain partners of and attorneys associated with Neal, Gerber & Eisenberg, the Company's outside counsel (and members of their respective families and/or trusts for their benefit), are stockholders of or are beneficial owners of the Company's equity securities or are trustees (or officers, directors or stockholders of trustees) of stockholders of the Company or its affiliates. In addition, Marshall E. Eisenberg, a partner of Neal, Gerber & Eisenberg, is the Secretary of the Company and certain of its affiliates.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. In its Certificate of Incorporation (as amended), the Company has adopted (a) the provisions of
Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its certificate of incorporation, or in an amendment to such certificate, to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to
Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit and (b) the provisions of Section 145 of the Delaware Law, which provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

         The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements, among other things, require the indemnification of the Company's officers and directors to the fullest extent permitted by law, and require that the Company advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Such indemnification agreements also provide for the indemnification and advance of all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and require the Company to cover officers and directors under its directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Company's Certificate of Incorporation and the Bylaws, such agreements provide greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      General Growth Properties, Inc. 2003 Incentive Stock Plan.

         5.1      Opinion of Neal, Gerber & Eisenberg.

        23.1      Consent of Deloitte & Touche LLP.

        23.2      Consent of KPMG LLP.

        23.3      Consent of PricewaterhouseCoopers LLP.

        23.4      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

        24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a) (3)
             of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on June 5, 2003.


                                  GENERAL GROWTH PROPERTIES, INC.
                                  (Registrant)


                                  By:   /s/ John Bucksbaum
                                      ----------------------------------
                                        John Bucksbaum
                                        Chief Executive Officer


         We, the undersigned officers and directors of General Growth Properties, Inc., hereby severally constitute John Bucksbaum, Robert Michaels and Bernard Freibaum, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally to do all such things in our name and on our behalf in such capacities to enable General Growth Properties, Inc. to comply with the applicable provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys, or any of them, to any and all such instruments.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below, on June 5, 2003, by the following persons in the capacities indicated:


Signature                          Title

      /s/ Matthew Bucksbaum        Chairman of the Board
------------------------------
      Matthew Bucksbaum

      /s/ John Bucksbaum           Chief Executive Officer and Director
------------------------------     (Principal Executive Officer)
      John Bucksbaum

      /s/ Robert Michaels          President, Chief Operating Officer and
------------------------------     Director
      Robert Michaels

      /s/ Bernard Freibaum         Executive Vice President and Chief Financial
------------------------------     Officer (Principal Financial Officer)
      Bernard Freibaum

      /s/ Edmund J. Hoyt           Senior Vice President -- Chief Accounting
------------------------------     Officer (Principal Accounting Officer)
      Edmund J. Hoyt

      /s/ Alan Cohen               Director
------------------------------
      Alan Cohen

      /s/ Anthony Downs            Director
------------------------------
      Anthony Downs

      /s/ Beth Stewart             Director
------------------------------
      Beth Stewart

EXHIBIT INDEX

         4.1      General Growth Properties, Inc. 2003 Incentive Stock Plan.

         5.1      Opinion of Neal, Gerber & Eisenberg.

        23.1      Consent of Deloitte & Touche LLP.

        23.2      Consent of KPMG LLP.

        23.3      Consent of PricewaterhouseCoopers LLP.

        23.4      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).

        24.1 Powers of Attorney (included as part of the signature page of this Registration Statement).